Exhibit 10.34

STRICTLY CONFIDENTIAL	EXECUTION COPY

AMENDED AND RESTATED

SHARE PURCHASE

AND

SHAREHOLDERS AGREEMENT

dated as of May 21, 2014

by and among

ALI YK INVESTMENT HOLDING LIMITED,

YF VENUS LTD,

and

ALIBABA INVESTMENT LIMITED

i

ii

AMENDED AND RESTATED SHARE PURCHASE AND SHAREHOLDERS AGREEMENT

THIS AMENDED AND RESTATED SHARE PURCHASE AND SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of May 21, 2014 by and among, Ali YK Investment Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), Alibaba Investment Limited, a business company incorporated with limited liability under the laws of the British Virgin Islands (“AIL”) and YF Venus Ltd, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Yunfeng”).

RECITALS

WHEREAS, the Company, AIL and Yunfeng are parties to that certain Share Purchase and Shareholders Agreement dated as of April 28, 2014 (the “Prior Agreement”);

WHEREAS, in accordance with the terms of the Prior Agreement, the Company, AIL and Yunfeng desire to amend and restate the Prior Agreement in its entirety with this Agreement;

WHEREAS, the Company desires to repurchase all of the ordinary shares, par value US$0.00001 per share, of the Company held by AIL (the “Existing AIL Shares”), and AIL desires that the Company repurchase all of the Existing AIL Shares, upon the terms and conditions set forth in this Agreement, in exchange for the issuance by the Company to AIL of an aggregate of 643,161,852 Class A Shares of the Company (the “AIL Shares”) which shares shall initially represent 89.19% of the outstanding Ordinary Shares of the Company (on a fully-diluted basis) after giving effect to the issuance of the AIL Shares and the YF Shares (as defined below) but without giving effect to any issuance of any AIL Additional Shares or YF Additional Shares (as defined below);

WHEREAS, the Company desires to issue, sell and deliver to Yunfeng, and Yunfeng desires to purchase and acquire from the Company, upon the terms and conditions set forth in this Agreement, an aggregate of 77,959,008 Class B Shares of the Company (the “YF Shares”) which shares shall initially represent 10.81% of the outstanding Ordinary Shares of the Company (on a fully-diluted basis) after giving effect to the issuance of the AIL Shares and the YF Shares but without giving effect to any issuance of any AIL Additional Shares or YF Additional Shares (as defined below);

WHEREAS, Yunfeng Fund II, L.P. ( “Yunfeng Fund”) has duly executed and delivered a guarantee in the form attached hereto as Exhibit A (the “Yunfeng Fund Guarantee”) concurrently with the execution of this Agreement, which guarantees certain payment obligations of Yunfeng hereunder;

WHEREAS, the Company, Youku Tudou Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Youku”), 1Look Holdings Ltd. (“1Look”) and, solely for the purposes of Sections 11.4, 11.5 and 11.16 thereof, Alibaba Group Holding Limited (“AGHL”) have entered into an Investment Agreement, dated as of April 28, 2014 (the “Investment Agreement”), pursuant to which Youku and 1Look sold to the Company and the Company purchased from Youku and 1Look certain ordinary shares of Youku (the “Youku Shares”) on the date hereof;

WHEREAS, the Company, Youku and, solely for the purposes of Sections 7.1 and 7.2 and Article VIII thereof, AGHL and Yunfeng have entered into an Investor Rights Agreement, dated as of April 28, 2014 (the “Investor Rights Agreement”), which sets forth certain rights and obligations of the Company in respect of its holding of the Youku Shares;

WHEREAS, the Company, 1Look and certain other parties named therein have entered into a Shareholders Agreement, dated as of April 28, 2014 (the “Shareholders Agreement”), which sets forth certain arrangements relating to the Youku Shares; and

WHEREAS, AIL and Yunfeng desire to set forth their agreements with regard to certain matters related to the Company and the Youku Shares by entering into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and further agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1. Definitions. For the purposes of this Agreement:

“ADS” means American Depositary Shares, each of which represents 18 Youku Shares, of Youku;

“Affiliates” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person;

“Agreement” has the meaning set forth in the Preamble;

“Aggregate Sale Price” means the product of Sale Price and the number of YF Youku Shares or Exchanged Youku Shares to be Transferred pursuant to Section 5.5;

“AGHL” has the meaning set forth in the Recitals;

“AIL” has the meaning set forth in the Preamble;

“AIL Additional Shares” means such number of Class A Shares that equals (i) the total number of Additional Issued Shares to be acquired by the Company pursuant to Section 2.4 of the Investment Agreement, less (ii) in the event that YF has delivered the YF Election Notice in accordance with Section 2.4(b), the total number of YF Additional Shares;

“AIL Additional Purchase Price” means US$30.50 per 18 Class A Shares multiplied by the total number of AIL Additional Shares to be acquired by AIL;

“AIL Alternate Attendee” has the meaning set forth in Section 4.1(c);

“AIL Director” has the meaning set forth in Section 4.1(b);

“AIL Election Notice” has the meaning set forth in Section 2.4(a);

“AIL Shares” has the meaning set forth in the Recitals;

“AIL Purchase” has the meaning set forth in Section 5.5(b);

“AIL Youku Shares” means, following the Closing, the Youku Shares held by the Company that are attributable to the Class A Shares, which shall initially represent 89.19% of the Youku Shares acquired by the Company at the closing of the transactions contemplated under the Investment Agreement;

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.1(a);

“beneficial ownership” or “beneficially own” or similar term shall mean beneficial ownership as defined under Rule 13d-3 under the Exchange Act;

“Board” has the meaning set forth in Section 4.1(a);

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Beijing, Hong Kong or New York, New York;

“Claim” means any claim against AGHL or any of its Affiliates from or relating to the Investment Agreement or which AGHL or any of its respective Affiliates is sought to be, made liable to pay any sum of money to any person, whether on a joint and several basis or on any other basis;

“Class A Shares” means Class A ordinary shares, par value US$0.00001 per share, in the share capital of the Company;

“Class B Shares” means the Class B ordinary shares, par value US$0.00001 per share, in the share capital of the Company;

“Closing” has the meaning set forth in Section 2.2;

“Closing Date” has the meaning set forth in Section 2.3(a);

“Company” has the meaning set forth in the Preamble;

“Confidential Information” has the meaning set forth in Section 9.1;

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person or securities that represent a majority of the outstanding voting securities of such Person;

“Convertible Note” means the Convertible Note dated May 21, 2014, in the principal amount of US$132,097,208.00 issued by the Company to AIL;

“Director” has the meaning set forth in Section 4.1(a);

“Drag-Along Notice” has the meaning set forth in Section 5.2(b);

“Drag-Along Right” has the meaning set forth in Section 5.2(a);

“Drag-Along Sale” has the meaning set forth in Section 5.2(a);

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, claim, hypothecation, title defect, right of first option or refusal, right of pre-emption, third-party right or interests, put or call right, lien, adverse claim of ownership or use, or other encumbrance of any kind;

“Exchange Notice” has the meaning set forth in Section 5.4;

“Exchanged Youku Shares” has the meaning set forth in Section 5.4(a);

“Existing AIL Shares” has the meaning set forth in the Recitals;

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local, municipal or other political subdivision or other government, governmental, regulatory or administrative authority, agency, board, bureau, department, instrumentality or commission or any court, tribunal, judicial or arbitral body of competent jurisdiction or stock exchange;

“ICC Rules” has the meaning set forth in Section 9.6;

“Initial Purchase Price” means the purchase price per Youku Share as set forth in Section 2.2 of the Investment Agreement (as appropriately adjusted for share splits, reverse share splits, share dividends, share consolidations, recapitalizations and the like);

“Investment Agreement” has the meaning set forth in the Recitals;

“Investor Rights Agreement” has the meaning set forth in the Recitals;

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law), official policy, rule or interpretation of any Governmental Authority with jurisdiction over the Company or the parties hereto, as the case may be;

“Liability” means a liability to pay a sum of money arising pursuant to a Claim (which sum is deemed to include all legal and other costs, damages, losses and expenses incurred in connection with (or arising directly or indirectly from) defending, disputing or otherwise dealing with any such Claim);

“Liquidation” has the meaning set forth in Section 8.1;

“Memorandum and Articles” means the Memorandum and Articles of Association of the Company in effect from time to time;

“Minimum Drag-Along Price” means the higher of (i) the price per share of the Youku Shares as determined based on the volume weighted average price of the ADSs over the twenty (20) Trading Days immediately preceding the receipt of the Drag-Along Notice and (ii) the Initial Purchase Price.

“Ordinary Shares” mean (i) prior to the Closing, ordinary shares, par value US$0.00001 per share, of the Company and (ii) from and after the Closing, the Class A Shares and Class B Shares, collectively;

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Authority;

“Preemptive Purchase Payment” has the meaning set forth in Section 6.7;

“Prior Agreement” has the meaning set forth in the Recitals;

“Purchase Notice” has the meaning set forth in Section 5.5(b);

“Purchase Payment Date” has the meaning set forth in Section 5.5(c);

“Purchase Period” has the meaning set forth in Section 5.5(b);

“Purchase Right” has the meaning set forth in Section 5.5(b);

“Restated Memorandum and Articles” has the meaning set forth in Section 7.3(c);

“ROFO Purchase Payment” has the meaning set forth in Section 6.8;

“Sale Price” means the price per share of the Youku Shares as determined based on the volume weighted average price of the ADSs on the Trading Day immediately preceding the date of the delivery of the Transfer Notice;

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Share Exchange” has the meaning set forth in Section 2.2;

“Share Purchase” has the meaning set forth in Section 2.1;

“Shareholders Agreement” has the meaning set forth in the Recitals;

“Subject Youku Shares” has the meaning set forth in Section 5.5;

“Tag-Along Buyer” has the meaning set forth in Section 5.3(a);

“Tag-Along Exercise Period” has the meaning set forth in Section 5.3(b);

“Tag-Along Notice” has the meaning set forth in Section 5.3(b);

“Tag-Along Sale” has the meaning set forth in Section 5.3(a);

“Trading Day” means any day on which the stock exchange on which the ADSs representing Youku Shares are then listed and traded is open for trading in securities;

“Transaction Documents” means the Investment Agreement, the Investor Rights Agreement and the Shareholders Agreement.

“Transfer” means, directly or indirectly, to sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose, through one or a series of transactions, all or any portion of any securities or any economic interest therein (including without limitation by means of any participation or swap transaction) to any Person;

“Transfer Notice” has the meaning set forth in Section 5.5(a);

“YF Additional Shares” has the meaning set forth in Section 2.4(b);

“YF Additional Purchase Price” means US$1.6944 per Class B Share multiplied by the total number of YF Additional Shares to be acquired by Yunfeng;

“YF Aggregate Purchase Price” has the meaning set forth in Section 2.1;

“YF Alternate Attendee” has the meaning set forth in Section 4.1(d);

“YF Director” has the meaning set forth in Section 4.1(b);

“YF Election Notice” has the meaning set forth in Section 2.4(b);

“YF Shares” has the meaning set forth in the Recitals;

“YF Youku Shares” means, following the Closing, the Youku Shares held by the Company that are attributable to the Class B Shares, which shall initially represent 10.81% of the Youku Shares acquired by the Company at the closing of the transactions contemplated under the Investment Agreement;

“Youku” has the meaning set forth in the Recitals;

“Youku Shares” has the meaning set forth in the Recitals;

“Yunfeng” has the meaning set forth in the Preamble;

“Yunfeng Fund” has the meaning set forth in the Recitals; and

“Yunfeng Fund Guarantee” has the meaning set forth in the Recitals.

Section 1.2. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement;

(b) the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(e) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(f) references to a Person are also to its successors and permitted assigns; and

(g) the use of the term “or” is not intended to be exclusive.

ARTICLE II

PURCHASE AND SALE OF SHARES; REPURCHASE AND EXCHANGE OF SHARES

Section 2.1. Purchase of Shares; Purchase Price. The Company shall issue and sell to Yunfeng, and Yunfeng shall purchase from the Company, on the Closing Date, the YF Shares (the “Share Purchase”). The purchase price shall be US$30.50 per 18 Class B Shares and the aggregate purchase price for the YF Shares (the “YF Aggregate Purchase Price”) shall be US$132,097,208.00.

Section 2.2. Repurchase and Exchange of Shares. The Company shall repurchase the Existing AIL Shares from AIL in exchange for the issuance by the Company to AIL of the AIL Shares on the Closing Date (the “Share Exchange” and together with the Share Purchase, the “Closing”).

Section 2.3. Closing.

(a) Date and Time. Subject to the satisfaction or waiver of the conditions to Closing set forth in Article VII hereto, the Closing shall take place on June 6, 2014 at the offices of Simpson Thacher & Bartlett, ICBC Tower, 3 Garden Road, Central, Hong Kong, at 10:00 a.m. local time or on such earlier date as may be mutually agreed by the Company, AIL and Yunfeng. The date on which the Closing occurs is referred to herein as the “Closing Date.”

(b) Payment and Delivery. On or before the Closing Date:

(i) Yunfeng shall pay the YF Aggregate Purchase Price to the Company for the YF Shares to be issued and sold to Yunfeng at the Closing, by electronic bank transfer of immediately available funds to a bank account designated in writing by the Company at least five (5) Business Days prior to the Closing Date;

(ii) the Company shall deliver to Yunfeng: (A) a share certificate representing the YF Shares duly executed on behalf of the Company and registered in the name of Yunfeng, (B) a copy of the register of members of the Company duly certified by the registered agent of the Company, reflecting Yunfeng’s ownership of the YF Shares, and (C) a copy of the register of directors of the Company duly certified by the registered agent of the Company, reflecting the appointment of the YF Director;

(iii) upon receipt of the YF Aggregate Purchase Price from Yunfeng, the Company shall repay the Convertible Note in full; and

(iv) the Company shall deliver to AIL: (A) a share certificate representing the AIL Shares duly executed on behalf of the Company and registered in the name of AIL, (B) a copy of the register of members of the Company duly certified by the registered agent of the Company, reflecting AIL’s ownership of the AIL Shares, and (C) a copy of the register of directors of the Company duly certified by the registered agent of the Company, reflecting the appointment of the AIL Directors.

Section 2.4. Additional Issued Shares.

(a) Upon receipt of the Closing Date Shares Notice (as defined in the Investment Agreement) from Youku, the Company shall promptly deliver such Closing Date Shares Notice to each of AIL and Yunfeng. In the event that the total Closing Date Shares (as defined in the Investment Agreement) exceeds the Purchaser Shares (as defined in the Investment Agreement) purchased by the Company on the closing date under the Investment Agreement, AIL shall have the option, exercisable in its sole discretion by written notice (the “AIL Election Notice”) to the Company and Yunfeng within two (2) Business Days from the delivery of such Closing Date Shares Notice by the Company, to (i) cause the Company to (x) deliver the Additional Issued Shares Election Notice (as defined in the Investment Agreement) and (y) purchase the Additional Issued Shares (as defined in the Investment Agreement) pursuant to Section 2.4 of the Investment Agreement and (ii) purchase from the Company the AIL Additional Shares at a purchase price of US$30.50 per 18 Class A Shares.

(b) Upon receipt of the AIL Election Notice, Yunfeng shall have the option, exercisable by written notice (the “YF Election Notice”) to the Company and AIL within two (2) Business Days from the delivery of such AIL Election Notice, to purchase from the Company such number of additional Class B Shares specified in the YF Election Notice (the “YF Additional Shares”), which shall not exceed 10.81% of the Additional Issued Shares, at a purchase price of US$30.50 per 18 Class B Shares. For the avoidance of doubt, Yunfeng shall not have any obligation to purchase from the Company any additional Class B Shares pursuant to this Section 2.4.

(c) The closing of the issuance and sale by the Company, and the purchase by AIL of the AIL Additional Shares and, if applicable, by Yunfeng of the YF Additional Shares, shall take place on the Closing Date immediately following the Closing. At such closing:

(i) AIL shall pay the AIL Additional Purchase Price to the Company for the AIL Additional Shares to be issued and sold to AIL at such closing, by electronic bank transfer of immediately available funds to a bank account designated in writing by the Company at least five (5) Business Days prior to the closing date;

(ii) in the event that Yunfeng delivers the YF Election Notice, Yunfeng shall pay the YF Additional Purchase Price to the Company for the YF Additional Shares to be issued and sold to Yunfeng at such closing, by electronic bank transfer of immediately available funds to a bank account designated in writing by the Company at least five (5) Business Days prior to the closing date;

(iii) the Company shall deliver to AIL: (A) a share certificate representing the AIL Additional Shares duly executed on behalf of the Company and registered in the name of AIL, (B) a copy of the register of members of the Company duly certified by the registered agent of the Company, reflecting AIL’s ownership of the AIL Shares and the AIL Additional Shares; and

(iv) in the event that Yunfeng delivers the YF Election Notice and pays the YF Additional Purchase Price to the Company, the Company shall deliver to Yunfeng: (A) a share certificate representing the YF Additional Shares duly executed on behalf of the Company and registered in the name of Yunfeng, (B) a copy of the register of members of the Company duly certified by the registered agent of the Company, reflecting Yunfeng’s ownership of the YF Shares and the YF Additional Shares.

For the avoidance of doubt, in the event that Yunfeng delivers the YF Election Notice, but breaches its obligation to pay the YF Additional Purchase Price to the Company under Section 2.4(c)(ii), AIL shall have the right to purchase from the Company up to such number of AIL Additional Shares equal to the total Additional Issued Shares (as defined in the Investment Agreement).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of AIL. AIL hereby represents and warrants to Yunfeng as follows:

(a) Capacity; Authorization; Validity of Agreement; Necessary Action. AIL is a company duly organized, validly existing and in good standing under the Laws of the British Virgin Islands (in the case of good standing, to the extent the concept is recognized by such jurisdiction) and has the requisite corporate power and authorization to own, lease and operate it properties and to carry on its business as now being conducted. AIL has the requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by AIL, and assuming this Agreement constitutes a valid and binding obligation of Yunfeng and the Company, constitutes a legal, valid and binding agreement of AIL enforceable against AIL in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b) Non-Contravention; No Conflicts. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of AIL to timely perform any of its obligations hereunder, (i) no filing or notice by AIL with or to any Governmental Authority, and no authorization, consent, permit or approval from any Governmental Authority or any other Person is necessary for the execution and delivery of this Agreement by AIL or the performance by AIL of its obligations herein, (ii) the execution and delivery of this Agreement by AIL does not, and the performance by AIL of its obligations under this Agreement and the consummation by AIL of the transactions contemplated by this Agreement, will not (1) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or loss of any material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrance upon its assets or properties under, any provision of (A) any contract, agreement or other instrument to which AIL is party or by which any of its assets or properties is bound, (B) any charter or organizational documents of AIL or (C) any judgment, order, injunction, decree or Law applicable to AIL or its assets or properties or (2) require any consent of, registration, declaration or filing with, notice to or permit from any Governmental Authority.

(c) Sufficient Funds. AIL shall have on the Closing Date sufficient funds on hand to pay in full the AIL Additional Purchase Price, if applicable.

(d) Capitalization.

(i) As of the date of this Agreement, (A) the authorized capital of the Company is US$[ • ], divided into [ • ] Ordinary Shares, (B) [ • ] Ordinary Shares are issued and outstanding and (C) AIL is the sole holder of all such issued and outstanding Ordinary Shares. As of the Closing, upon the effectiveness of the Restated Memorandum and Articles, the authorized capital of the Company will be US$50,000.00, divided into 2,500,000,000 Class A Shares and 2,500,000,000 Class B Shares.

(ii) Immediately following the Closing (and prior to the closing of the issuance and purchase of any AIL Additional Shares or YF Additional Shares pursuant to Section 2.4), the issued and outstanding share capital of the Company will consist of 643,161,852 Class A Shares and 77,959,008 Class B Shares.

(iii) Immediately following the Closing, except as set forth in this Agreement, there will be no securities convertible into or exercisable or exchangeable for any Ordinary Shares or other securities of the Company, or any other options, warrants, rights (including conversion or preemptive rights and rights of first refusal), subscriptions, or other rights, proxy or stockholders agreements or contracts of any kind, either directly or indirectly, entitling the holder thereof to purchase or otherwise acquire or to compel the Company to issue, repurchase or redeem any Ordinary Shares or other securities of the Company.

(e) Existing AIL Shares. The aggregate purchase price for the Existing AIL Shares was US$1,089,802,027.00, which has been fully paid by AIL.

Section 3.2. Representations and Warranties of Yunfeng. YF hereby represents and warrants to AIL as follows:

(a) Capacity; Authorization; Validity of Agreement; Necessary Action. Yunfeng is a company duly organized, validly existing and in good standing under the Laws of the Cayman Islands (in the case of good standing, to the extent the concept is recognized by such jurisdiction) and has the requisite corporate power and authorization to own, lease and operate it properties and to carry on its business as now being conducted. Yunfeng has the requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Yunfeng, and assuming this Agreement constitutes a valid and binding obligation of AIL and the Company, constitutes a legal, valid and binding agreement of Yunfeng enforceable against Yunfeng in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Non-Contravention; No Conflicts. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Yunfeng to timely perform any of its obligations hereunder, (i) no filing or notice by Yunfeng with or to any Governmental Authority, and no authorization, consent, permit or approval from any Governmental Authority or any other Person is necessary for the execution and delivery of this Agreement by Yunfeng or the performance by Yunfeng of its obligations herein, (ii) the execution and delivery of this Agreement by Yunfeng does not, and the performance by Yunfeng of its obligations under this Agreement and the consummation by Yunfeng of the transactions contemplated by this Agreement, will not (1) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or loss of any material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrance upon its assets or properties under, any provision of (A) any contract, agreement or other instrument to which Yunfeng is party or by which any of its assets or properties is bound, (B) any charter or organizational documents of Yunfeng or (C) any judgment, order, injunction, decree or Law applicable to Yunfeng or its assets or properties or (2) require any consent of, registration, declaration or filing with, notice to or permit from any Governmental Authority.

(c) Sufficient Funds. Yunfeng shall have on the Closing Date sufficient funds on hand to pay in full the YF Aggregate Purchase Price and, if applicable, the YF Additional Purchase Price.

(d) Yunfeng Fund Guarantee. Yunfeng Fund, which is the sole shareholder of Yunfeng, has duly executed and delivered to the Company the Yunfeng Fund Guarantee, which constitutes a legal, valid and binding agreement of Yunfeng Fund enforceable against Yunfeng Fund in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 3.3. Representations and Warranties of the Company.

(a) Capacity; Authorization; Validity of Agreement; Necessary Action. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the Cayman Islands and has the requisite corporate power and authorization to own, lease and operate it properties and to carry on its business as now being conducted. The Company has the requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company, and assuming this Agreement constitutes a valid and binding obligation of AIL and Yunfeng, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Non-Contravention; No Conflicts. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to timely perform any of its obligations hereunder, (i) no filing or notice by the Company with or to any Governmental Authority, and no authorization, consent, permit or approval from any Governmental Authority or any other Person is necessary for the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations herein, (ii) the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement, will not (1) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or loss of any material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrance upon its assets or properties under, any provision of (A) any contract, agreement or other instrument to which the Company is party or by which any of its assets or properties is bound, (B) any charter or organizational documents of the Company or (C) any judgment, order, injunction, decree or Law applicable to the Company or its assets or properties or (2) require any consent of, registration, declaration or filing with, notice to or permit from any Governmental Authority.

(c) Issuance of AIL Shares. The AIL Shares are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall be validly issued and non-assessable and free from all preemptive or similar rights and Encumbrances and the AIL Shares shall be fully paid with AIL being entitled to all rights accorded to a holder of the Class A Shares of the Company.

(d) Issuance of YF Shares. The YF Shares are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall be validly issued and non-assessable and free from all preemptive or similar rights and Encumbrances and the YF Shares shall be fully paid with Yunfeng being entitled to all rights accorded to a holder of the Class B Shares of the Company.

(e) Status of the Company. The Company was formed for the purpose of acquiring Youku shares and has not been in engaged in any business or activity, other than in connection with its formation and maintenance of its ongoing existence and the transactions contemplated hereunder and under the Transaction Documents and the Convertible Note.

ARTICLE IV

GOVERNANCE MATTERS

Section 4.1. Board of Directors.

(a) Following the Closing, the board of directors of the Company (the “Board”) shall consist of four (4) members (each, a “Director”).

(b) Following the Closing, (i) for so long as AIL holds any Class A Shares, AIL shall be entitled to appoint three (3) Directors (the “AIL Directors”) by written notice to the Company and, (ii) for so long as Yunfeng holds any Class B Shares, Yunfeng shall be entitled to appoint one (1) Director (the “YF Director”) by written notice to the Company. Following the Closing, the Company shall cause the appointment or election of each Director nominated by AIL or Yunfeng to the Board.

(c) For so long as AIL has the right to appoint the AIL Directors pursuant to Section 4.1(b), (i) in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any such AIL Director, AIL shall have the right to appoint a replacement to fill such vacancy by written notice to the Company, and the Company, subject to applicable Law, shall take all necessary or desirable actions as may be required under applicable Law to cause the individual appointed by AIL to be registered as a Director in the Company’s register of directors, and (ii) the Company shall not take any action to cause the removal of such AIL Director without cause unless it is directed to do so by AIL, and if the Company is so directed, the Company shall take all necessary or desirable actions to effect such removal. In addition, for so long as AIL has the right to appoint any Person as an AIL Director, any such AIL Director may appoint at any time an alternate (an “AIL Alternate Attendee”) to attend a meeting of the Board in lieu of such AIL Director, and in such an event, such AIL Alternate Attendee shall be entitled to attend such meeting of the Board, receive copies of materials provided to the Board, count for quorum purposes and be entitled to vote at such meeting, in each case, in lieu of such AIL Director.

(d) For so long as Yunfeng has the right to appoint the YF Director pursuant to Section 4.1(b), (i) in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of such YF Director, Yunfeng shall have the right to appoint a replacement to fill such vacancy by written notice to the Company, and the Company, subject to applicable Law, shall take all necessary or desirable actions as may be required under applicable Law to cause the individual appointed by Yunfeng to be registered as a Director in the Company’s register of directors, and (ii) the Company shall not take any action to cause the removal of such YF Director without cause unless it is directed to do so by Yunfeng, and if the Company is so directed, the Company shall take all necessary or desirable actions to effect such removal. In addition, for so long as Yunfeng has the right to appoint any Person as a YF Director, any such YF Director may appoint at any time an alternate (an “YF Alternate Attendee”) to attend a meeting of the Board in lieu of such YF Director, and in such an event, such YF Alternate Attendee shall be entitled to attend such meeting of the Board, receive copies of materials provided to the Board, count for quorum purposes and be entitled to vote at such meeting, in each case, in lieu of such YF Director. In the event that Yunfeng no longer has the right to appoint any YF Director pursuant to Section 4.1(b), it shall immediately cause the YF Director to resign from the Board, and the Company shall be entitled to take all necessary actions to immediately remove the YF Director from the Board.

Section 4.2. Governance.

(a) Subject to Section 4.2(b) below, any matter required to be decided or resolved by the Board shall only be decided or resolved with the affirmative vote or consent of more than fifty percent (50%) of all of the Directors.

(b) Notwithstanding anything to the contrary contained herein, following the Closing, for so long as Yunfeng holds any Class B Shares, the Company shall not, and AIL shall cause the Company not to, take any of the actions described below unless approved by the YF Director (for any matter required to be decided or resolved by the Board) or Yunfeng (for any matter required to be decided or resolved by the shareholders of the Investor):

(i) any amendment to the Memorandum and Articles that adversely affects the Class B Shares or the rights of Yunfeng under this Agreement;

(ii) any new issuances of Ordinary Shares or other securities of the Company, other than (x) issuances of AIL Shares to AIL (or any of its Affiliates) in connection with the purchase of AIL Youku Shares by the Company and (y) issuances of YF Shares to Yunfeng (or any of its Affiliates) in connection with the purchase of YF Youku Shares by the Company, in each case in accordance with this Agreement;

(iii) any Transfer of YF Youku Shares by the Company, except as expressly provided hereunder or as may be required of the Company pursuant to the Investment Agreement or the Shareholders Agreement;

(iv) redemption, repurchase, capital reduction, buy-back or any similar transaction with respect to the Ordinary Shares, other than in connection with the Transfer of AIL Youku Shares by the Company or pursuant to Sections 5.2, 5.3, 5.4 or 5.5;

(v) approval of, entry into or modification to the terms of any transaction between the Company, on the one hand, and AIL or any of its Affiliates, on the other hand, other than any transactions contemplated hereunder or exercises of AIL’s rights hereunder;

(vi) any incurrence or assumption of borrowing or other form of indebtedness, any grant of guarantee or indemnity by the Company in favor of any third party or any creation of security interest in respect of any assets of the Company;

(vii) authorization or effecting of sale, acquisition, merger, restructuring or other extraordinary transaction involving the Company, other than exercises of AIL’s Drag Along Right pursuant to Section 5.2 hereof;

(viii) winding up, dissolution, liquidation, commencement of bankruptcy, insolvency or liquidation or similar proceeding or taking any other legal action evidencing insolvency, with respect to the Company;

(ix) authorization of any non-pro rata dividend payment or distribution on or in respect of any Ordinary Shares or the entry into any agreement which would restrict the payment of any dividend payment or distribution, in each case, other than any dividend payment or distribution to AIL in connection with the Transfer of AIL Youku Shares by the Company;

(x) engagement in any activity, or making any investment, that does not relate to Youku or Youku Shares; and

(xi) initiation or settlement of any litigation or arbitration proceedings, other than proceedings relating to or arising out of the Transaction Documents.

ARTICLE V

TRANSFER RESTRICTIONS

Section 5.1. Restrictions on Transfer.

(a) Except as expressly provided herein, Yunfeng hereby agrees that it shall not, directly or indirectly, Transfer all or any part of the YF Shares now owned or hereafter acquired by Yunfeng, without the prior written consent of AIL.

(b) Any attempt to Transfer the YF Shares other than as permitted under the terms of this Section 5.1 shall be null and void ab initio.

Section 5.2. Drag-Along Right.

(a) In the event that AIL proposes to Transfer to one or more third parties AIL Shares that represent, in the aggregate, fifty percent (50%) or more of the voting power of the Ordinary Shares of the Company then outstanding, if the price per share of the AIL Shares to be Transferred represents a price per Youku Share (on a “look-through” basis) that is no less than the Minimum Drag-Along Price, AIL shall have the right (a “Drag-Along Right”) to require Yunfeng to Transfer or cause to be Transferred to such third part(ies) a percentage of the YF Shares then beneficially owned by Yunfeng and/or its Affiliates equal to the percentage of the AIL Shares to be Transferred, on the same material terms and conditions and for the same price per share as the AIL Shares being Transferred to such third part(ies) (a transaction described above, a “Drag-Along Sale”).

(b) In order to exercise a Drag-Along Right, AIL shall notify Yunfeng by delivering a written notice of the proposed Transfer (a “Drag-Along Notice”) to Yunfeng, which shall specify that AIL is exercising its Drag-Along Right pursuant to this Section 5.2, and shall set forth a reasonable description of the material terms and conditions of the proposed Drag-Along Sale, including (i) the name of the proposed transferee(s), (ii) the number of AIL Shares proposed to be Transferred and (iii) the price per share.

(c) Yunfeng hereby agrees to take all actions reasonably requested by AIL in connection with the consummation of a Drag-Along Sale, including: (i) executing a written consent and voting the YF Shares in favor of such Sale, if applicable, (ii) waiving any dissenters’, appraisal and similar rights, if any, with respect thereto, (iii) consenting to, and raising no objections against, the Drag-Along Sale or the process pursuant to which it was arranged, (iv) executing any documents that AIL may reasonably require in connection therewith and (v) causing the YF Shares subject to such Drag-Along Sale to be sold to such proposed transferee(s) in such Drag-Along Sale.

Section 5.3. Tag-Along Right.

(a) If at any time AIL desires to effect a Transfer of AIL Shares to one or more third parties (collectively, the “Tag-Along Buyer”) (a “Tag-Along Sale”), Yunfeng shall have the right to require, as a condition to such Tag-Along Sale, that the Tag-Along Buyer purchase from Yunfeng, at the same price per share being sold in the Tag-Along Sale and on the same material terms and conditions as provided in the Tag-Along Notice, up to such number of YF Shares as is obtained by multiplying the number of AIL Shares being sold in such Tag-Along Sale by the total number of YF Shares beneficially owned by Yunfeng at that time, divided by the total number of issued and outstanding Ordinary Shares; provided that, in the event that the number of AIL Shares to be Transferred in a Tag-Along Sale represents more than fifty percent (50%) of the AIL Shares owned by AIL at that time, Yunfeng shall have the right to require, as a condition to such Tag-Along Sale, that the Tag-Along Buyer purchase from Yunfeng all of the YF Shares owned by Yunfeng at that time.

(b) In the event AIL proposes to undertake a Tag-Along Sale, AIL shall give Yunfeng written notice of such intention and the price per share and material terms and conditions upon which AIL proposes to undertake such Tag-Along Sale (the “Tag-Along Notice”). Yunfeng shall have five (5) Business Days from the date of the Tag-Along Notice (the “Tag-Along Exercise Period”) to exercise its right under this Section 5.3 by giving written notice to AIL of its election to exercise its right to participate in such Tag-Along Sale pursuant to this Section 5.3. If Yunfeng has not delivered to AIL written notice of its election to exercise its right pursuant to this Section 5.3 on or before the last day of the Tag-Along Exercise Period, Yunfeng shall be deemed to have rejected the offer to participate in the Tag-Along Sale.

(c) If Yunfeng elects to participate in a Tag-Along Sale pursuant to this Section 5.3, any conditions, escrow agreements and other provisions and agreements relating to such Tag-Along Sale as are applicable to the sale of AIL Shares by AIL in such Tag-Along Sale shall apply to the sale of YF Shares by Yunfeng in such Tag-Along Sale, provided that Yunfeng shall not (i) be liable for any matters that relate to AIL in such Tag-Along Sale, (ii) be required to provide any representations, warranties or indemnities that relate to any matters other than with respect to the organization and ability to consummate such Tag-Along Sale of Yunfeng, non-contravention and no conflicts with respect to the Tag-Along Sale and title to shares being sold by Yunfeng, (iii) be required to agree that Yunfeng or any of its Affiliates shall become subject to any non-competition, non-solicitation or similar agreement, or (iv) have any liability with respect to any indemnification or other obligations related to such Tag-Along Sale that would be joint and several with any other person or would involve any potential liability that would exceed the consideration to be received by Yunfeng in such Tag-Along Sale. At the closing of the Tag-Along Sale, the YF Shares to be Transferred by Yunfeng in the Tag-Along Sale shall be free and clear of any and all Encumbrances other than as provided in the Transaction Documents, the Memorandum and Articles and any restrictions under applicable securities Laws.

(d) The Company hereby agrees that it shall not give effect to any purported Transfer of AIL Shares by AIL which would constitute a Tag-Along Sale that does not comply with the provisions of this Section 5.3, and it will not record any such Transfer on its books or treat any purported transferee of such AIL Shares in any such Sale as the legal or beneficial owner of any such Class A Shares for any purpose.

Section 5.4. YF Share Exchange.

(a) If at any time on or after the first anniversary of the Closing Date, Yunfeng delivers an irrevocable written notice to the Company and the other party hereto (“Exchange Notice”) to Transfer all (but not less than all) of the YF Youku Shares to Yunfeng (any such Transferred YF Youku Shares and any ADSs converted from any such Transferred YF Youku Shares, the “Exchanged Youku Shares”), the Company shall, and AIL shall cause the Company to, within three (3) Business Days, (i) redeem all of the YF Shares in exchange for the Transfer of all of the YF Youku Shares to Yunfeng and (ii) deliver to Yunfeng a duly executed instrument of transfer naming Yunfeng as the owner of such YF Youku Shares together with share certificates for the YF Youku Shares, and each of the parties hereto shall use their reasonable efforts to (x) take all actions and execute all documents necessary to effect the Transfer of the YF Youku Shares to Yunfeng and (y) instruct Youku to update its books and records, including Youku’s register of members, to reflect such Transfer.

(b) Upon request from Yunfeng to Youku to convert any Youku Shares held by Yunfeng into ADSs, the Company shall use its reasonable best efforts to cooperate with Yunfeng and Youku to effect such conversion.

Section 5.5. AIL Purchase Right.

(a) If Yunfeng desires to Transfer any or all of the YF Youku Shares or any Exchanged Youku Shares (the “Subject Youku Shares”), then Yunfeng shall deliver an irrevocable written notice (“Transfer Notice”) to AIL, which shall set forth the Sale Price, the number of YF Youku Shares or Exchanged Youku Shares to be Transferred and the Aggregate Sale Price. For the avoidance of doubt, Yunfeng shall not be permitted to Transfer any YF Shares prior to the first anniversary of the Closing Date.

(b) AIL shall have a right (“Purchase Right”), exercisable by written notice (“Purchase Notice”) to Yunfeng within a specified period of time after receipt of the Transfer Notice (the “Purchase Period”), which period shall be (x) five (5) Trading Days if the Aggregate Sale Price is less than US$100 million and (y) ten (10) Trading Days if the Aggregate Sale Price is US$100 million or higher, to offer to purchase (or cause the Company to purchase) all (but not less than all) of the Subject Youku Shares at an aggregate price equal to the Aggregate Sale Price (the “AIL Purchase”).

(c) If the Investor delivers the Purchase Notice within the Purchase Period, such Purchase Notice shall be irrevocable and binding, and each of AIL and Yunfeng shall use its reasonable best efforts to agree in good faith and enter into (or AIL shall cause the Company to enter into) definitive documentation reflecting the terms above and shall consummate (or AIL shall cause the Company to consummate) the AIL Purchase as soon as reasonably practicable following delivery of such Purchase Notice, but in no event later than twenty (20) calendar days after the delivery of such Purchase Notice (the “Purchase Payment Date”).

(d) On the Purchase Payment Date, (x) AIL shall pay (or cause the Company to pay) the Aggregate Sale Price to Yunfeng by electronic bank transfer of immediately available funds to a bank account designated in writing by Yunfeng at least five (5) Business Days prior to the Purchase Payment Date and (y) YF shall deliver to AIL certificates evidencing the YF Youku Shares or Exchanged Youku Shares being sold along with a duly executed instrument of transfer naming AIL as owner of the YF Youku Shares or Exchanged Youku Shares as the case may be, free and clear of any and all Encumbrances other than as provided in this Agreement, the memorandum and articles of association of the Company (in the case of YF Youku Shares), the memorandum and articles of association of Youku (in the case of Exchanged Youku Shares), the Transaction Documents and any restrictions under applicable securities Laws.

(e) If AIL does not deliver a Purchase Notice on or before the last day of the Purchase Period or AIL fails to consummate (or cause the Company to consummate) the AIL Purchase within twenty (20) calendar days after the delivery of the Purchase Notice (other than as a result of breach or fault of Yunfeng), then:

(i) if applicable, the Company shall, and AIL shall cause the Company to, within three (3) Business Days thereafter, (i) redeem the YF Shares specified in the Transfer Notice in exchange for the Transfer of the number of YF Youku Shares represented by such YF Shares to Yunfeng and (ii) deliver to Yunfeng a duly executed instrument of transfer naming Yunfeng as the owner of such YF Youku Shares together with share certificates for such YF Youku Shares, and each of the parties hereto shall use their reasonable efforts to (x) take all actions and execute all documents necessary to effect the Transfer of the YF Youku Shares to Yunfeng and (y) instruct Youku to update its books and records, including Youku’s register of members, to reflect such Transfer; and

(ii) Yunfeng shall be thereafter entitled to Transfer any or all of the portion of the YF Youku Shares transferred to it pursuant to Section 5.5(e)(i) or any Exchanged Youku Shares specified in the Transfer Notice to any third parties without being subject to this Section 5.5.

(f) For the avoidance of doubt, any Transfer of any portion of any other YF Youku Shares or any other Exchanged Youku Shares by Yunfeng shall remain subject to the Purchase Right pursuant to this Section 5.5.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1. Yunfeng Covenants. Yunfeng hereby agrees to take all actions, including providing capital call notices to its limited partners, that are necessary to obtain sufficient funds on hand to pay in full the YF Aggregate Purchase Price and, if applicable, the YF Additional Purchase Price on the Closing Date.

Section 6.2. Status of the Company. The Company hereby agrees that, from the date hereof until the Closing Date, the Company will not engage in any business or activity, other than in connection with its maintenance of its ongoing existence and the transactions contemplated hereunder and under the Transaction Documents and the Convertible Note.

Section 6.3. Distribution. The Company hereby agrees to promptly distribute (a) any dividend or other distribution received from Youku to each of AIL and Yunfeng in respect of the AIL Youku Shares and the YF Youku Shares, respectively and (b) any proceeds received by the Company from any Transfer of the AIL Youku Shares and the YF Youku Shares to AIL and Yunfeng, respectively, provided that, in the case of clause (b), in exchange for and at the same time of such distribution of proceeds, the Company shall redeem the number of AIL Shares and/or YF Shares that correspond to the underlying AIL Youku Shares and/or YF Youku Shares that were Transferred.

Section 6.4. Delivery of Notices and Information. The Company hereby agrees, and AIL hereby agrees to cause the Company, following the Closing, to promptly deliver to Yunfeng any notice and/or written information received by the Company from Youku, provided that Yunfeng shall, while in possession of such information, comply with any insider trading restrictions, other restrictions imposed by securities Laws or blackout periods or other trading restrictions imposed by Youku from time to time.

Section 6.5. Access to Information. The Company hereby agrees, and AIL hereby agrees to cause the Company, following the Closing, to make reasonably available to Yunfeng any written information relating to Youku obtained by the Company pursuant to Section 7.5 of the Investor Rights Agreement, provided that Yunfeng shall, while in possession of such information, comply with insider trading restrictions, other restrictions imposed by securities Laws or blackout periods or other trading restrictions imposed by Youku from time to time.

Section 6.6. Preemptive Right. If at any time Yunfeng intends to cause the Company to exercise its preemptive rights in respect of the YF Youku Shares under the Investor Rights Agreement, Yunfeng shall (a) deliver to the Company an irrevocable written request for the Company to exercise such preemptive rights at least two (2) Business Days prior to the date that is the last day for the Company to exercise such preemptive rights under the Investor Rights Agreement, and (b) pay the Company an amount equal to the purchase price that the Company is obligated to pay to Youku in connection with the Company’s exercise of such preemptive rights (“Preemptive Purchase Payment”) at least two (2) Business Days prior to the date on which the Company is obligated to make such Preemptive Purchase Payment to Youku under the Investor Rights Agreement, by electronic bank transfer of immediately available funds to a bank account designated in writing by the Company. Yunfeng further agrees that, in the event that Yunfeng breaches its obligations under this Section 6.6 by failing to pay the Preemptive Purchase Payment to the Company in a timely manner, Yunfeng shall be liable for any and all losses incurred by the Company or, if applicable, AIL, arising out of or in connection with such breach.

Section 6.7. Right of First Offer. If at any time Yunfeng intends to participate, in respect of the YF Youku Shares, in the Company’s exercise of its right of first offer pursuant to the Investor Rights Agreement and/or the Shareholders Agreement, Yunfeng shall (a) deliver to the Company and AIL an irrevocable written request to participate in such right of first offer in respect of the YF Youku Shares at least two (2) Business Days prior to the date that is the last day for the Company to exercise such right of first offer under the Investor Rights Agreement and/or the Shareholders Agreement, and (b) pay the Company an amount equal to the purchase price that the Company is obligated to pay to Youku in connection with the Company’s exercise of such right of first offer (“ROFO Purchase Payment”) at least two (2) Business Days prior to the date on which the Company is obligated to pay such ROFO Purchase Payment under the Investor Rights Agreement and/or the Shareholders Agreement, by electronic bank transfer of immediately available funds to a bank account designated in writing by the Company. Yunfeng further agrees that, in the event that Yunfeng breaches its obligations under this Section 6.7 by failing to pay the ROFO Purchase Payment to the Company in a timely manner, Yunfeng shall be liable for any and all damages incurred by the Company or, if applicable, AIL arising out of or in connection with such breach.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1. Conditions to the Company’s Obligation to Repurchase the Existing AIL Shares in Exchange for the AIL Shares. The obligation of the Company hereunder to repurchase the Existing AIL Shares from AIL in exchange for the issuance of the AIL Shares to AIL at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing Date, of each of the following conditions:

(a) Representations and Warranties of AIL; Covenants of AIL. The representations and warranties of AIL contained in Section 3.1 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct to such extent) as of the date of this Agreement and as of the Closing Date as though made at that date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects as of such specified date); provided that each representation or warranty made by AIL in Section 3.1(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at that date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct as of such specified date); and AIL shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by AIL at or prior to the Closing Date (including, if applicable, payment of the AIL Additional Purchase Price as required pursuant to Section 2.4(c)(i) hereof).

(b) No Action. No Law or judgment, order, injunction or decree entered by or with any Governmental Authority with competent jurisdiction, shall be in effect that enjoins, prohibits or materially alters the terms of the transactions contemplated hereby or by the Transaction Documents, nor any legal, administrative, arbitral or other claims, suits, actions or proceedings or governmental or regulatory investigations challenging any Transaction Document or the transactions contemplated hereby and thereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted or being pending before any Governmental Authority.

(c) AIL Officer’s Certificate. AIL shall have delivered to the Company a certificate, dated as of the Closing Date, executed by a duly authorized officer of AIL, certifying to the fulfillment of the condition specified in Section 7.1(a) above.

Section 7.2. Conditions to the Company’s Obligation to Sell the YF Shares. The obligation of the Company hereunder to issue and sell the YF Shares to Yunfeng at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing Date, of each of the following conditions:

(a) Representations and Warranties of Yunfeng; Covenants of Yunfeng. The representations and warranties of Yunfeng contained in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct to such extent) as of the date of this Agreement and as of the Closing Date as though made at that date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects as of such specified date); provided that each representation or warranty made by Yunfeng in Section 3.2(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at that date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct as of such specified date); and Yunfeng shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by Yunfeng at or prior to the Closing Date (including payment of the YF Aggregate Purchase Price as required pursuant to Section 2.3(b)(i) hereof and, if applicable, payment of the YF Additional Purchase Price as required pursuant to Section 2.4(c)(ii) hereof).

(b) No Action. No Law or judgment, order, injunction or decree entered by or with any Governmental Authority with competent jurisdiction, shall be in effect that enjoins, prohibits or materially alters the terms of the transactions contemplated hereby or by the Transaction Documents, nor any legal, administrative, arbitral or other claims, suits, actions or proceedings or governmental or regulatory investigations challenging any Transaction Document or the transactions contemplated hereby and thereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted or being pending before any Governmental Authority.

(c) YF Officer’s Certificate. Yunfeng shall have delivered to the Company a certificate, dated as of the Closing Date, executed by a duly authorized officer of Yunfeng, certifying to the fulfillment of the condition specified in Section 7.2(a) above.

Section 7.3. Conditions to AIL’s Obligation to Exchange the Existing AIL Shares for the AIL Shares. The obligation of AIL hereunder to exchange the Existing AIL Shares for the AIL Shares at the Closing pursuant to the repurchase of the Existing AIL Shares by the Company and the issuance by the Company to AIL of the AIL Shares is subject to the satisfaction or waiver by AIL, at or before the Closing Date, of each of the following conditions:

(a) Representations and Warranties of the Company; Covenants of the Company. The representations and warranties of the Company contained in Section 3.3 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct to such extent) as of the date of this Agreement and as of the Closing Date as though made at that date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects as of such specified date); provided that each representation or warranty made by the Company in Section 3.3(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at that date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct as of such specified date); and the Company shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date (including providing all deliverables as required pursuant to Section 2.3(b)(iv) hereof and, if applicable, providing all deliverables as required pursuant to Section 2.4(c)(iii) hereof).

(b) Representations and Warranties of Yunfeng; Covenants of Yunfeng. The representations and warranties of Yunfeng contained in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct to such extent) as of the date of this Agreement and as of the Closing Date as though made at that date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects as of such specified date); provided that each representation or warranty made by Yunfeng in Section 3.2(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at that date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct as of such specified date); and Yunfeng shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by Yunfeng at or prior to the Closing Date (including payment of the YF Aggregate Purchase Price as required pursuant to Section 2.3(b)(i) hereof).

(c) Restated Memorandum and Articles. The Company shall have duly adopted an amendment and restatement to its current memorandum of association and articles of association in the form attached hereto as Exhibit B (the “Restated Memorandum and Articles”), which shall become effective as of the Closing.

(d) No Action. No Law or judgment, order, injunction or decree entered by or with any Governmental Authority with competent jurisdiction, shall be in effect that enjoins, prohibits or materially alters the terms of the transactions contemplated hereby or by the Transaction Documents, nor any legal, administrative, arbitral or other claims, suits, actions or proceedings or governmental or regulatory investigations challenging any Transaction Document or the transactions contemplated hereby and thereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted or being pending before any Governmental Authority.

(e) Company Officer’s Certificate. The Company shall have delivered to AIL a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Company certifying to the fulfillment of the condition specified in Sections 7.3(a) and 7.3(c) and above.

(f) YF Officer’s Certificate. Yunfeng shall have delivered to AIL a certificate, dated as of the Closing Date, executed by a duly authorized officer of Yunfeng certifying to the fulfillment of the condition specified in Section 7.3(b) above.

Section 7.4. Conditions to Yunfeng’s Obligation to Purchase. The obligation of Yunfeng hereunder to purchase the YF Shares at the Closing is subject to the satisfaction or waiver by Yunfeng, at or before the Closing Date, of each of the following conditions:

(a) Representations and Warranties of the Company; Covenants of the Company. The representations and warranties of the Company contained in Section 3.3 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct to such extent) as of the date of this Agreement and as of the Closing Date as though made at that date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects as of such specified date); provided that each representation or warranty made by the Company in Section 3.3(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at that date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct as of such specified date); and the Company shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date (including providing all deliverables required pursuant to Section 2.3(b)(ii) hereof and, if applicable, providing all deliverables as required pursuant to Section 2.4(c)(iv) hereof).

(b) Representations and Warranties of AIL; Covenants of AIL. The representations and warranties of AIL contained in Section 3.1 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct to such extent) as of the date of this Agreement and as of the Closing Date as though made at that date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects as of such specified date); provided that each representation or warranty made by AIL in Section 3.1(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at that date (except for those representations and warranties that speak as of a specific date, which shall be so true and correct as of such specified date); and AIL shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by AIL at or prior to the Closing Date (including the exchange of the Existing AIL Shares for the AIL Shares at the Closing pursuant to the repurchase of the Existing AIL Shares by the Company and the issuance by the Company to AIL of the AIL Shares pursuant to Section 2.2 hereof and, if applicable, payment of the AIL Additional Purchase Price as required pursuant to Section 2.4(c)(i) hereof).

(c) Restated Memorandum and Articles. The Company shall have duly adopted the Restated Memorandum and Articles, which shall become effective as of the Closing.

(d) No Action. No Law or judgment, order, injunction or decree entered by or with any Governmental Authority with competent jurisdiction, shall be in effect that enjoins, prohibits or materially alters the terms of the transactions contemplated hereby or by the Transaction Documents, nor any legal, administrative, arbitral or other claims, suits, actions or proceedings or governmental or regulatory investigations challenging any Transaction Document or the transactions contemplated hereby and thereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted or being pending before any Governmental Authority.

(e) Company Officer’s Certificate. The Company shall have delivered to Yunfeng a certificate, dated as of the Closing Date, executed by a duly authorized officer of the Company certifying to the fulfillment of the condition specified in Sections 7.4(a) and 7.4(c) above.

(f) AIL Officer’s Certificate. AIL shall have delivered to Yunfeng a certificate, dated as of the Closing Date, executed by a duly authorized officer of AIL, certifying to the fulfillment of the condition specified in Section 7.4(b) above.

ARTICLE VIII

LIQUIDATION

Section 8.1. Liquidation Rights. Upon any liquidation, dissolution or winding up (the “Liquidation”) of the Company following the Closing, whether voluntary or involuntary, (a) any assets of the Company available for distribution that are attributable to the AIL Youku Shares shall be distributed to AIL, (b) any assets of the Company available for distribution that are attributable to the YF Youku Shares shall be distributed to Yunfeng, and (c) any remaining assets of the Company available for distribution that are not attributable to Youku Shares shall be distributed to AIL and Yunfeng pro rata (with AIL Shares and YF Shares for this purpose being treated as a single class of Ordinary Shares).

ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Confidentiality. Each of the Company, AIL and Yunfeng hereby agrees that it will, and will cause its respective Affiliates and its and their respective representatives to hold in strict confidence any non-public records, books, contracts, instruments, computer data and other data and information concerning the other parties hereto, whether in written, verbal, graphic, electronic or any other form provided by any party hereto (except to the extent that such information has been (a) previously known by such party on a non-confidential basis from a source other than the other parties hereto or its representatives, provided that, to such party’s knowledge, such source is not prohibited from disclosing such information to such party or its representatives by a contractual, legal or fiduciary obligation to the other parties hereto or its representatives, (b) in the public domain through no breach of this Agreement by such party, (c) independently developed by such party or on its behalf, or (d) later lawfully acquired from other sources) (the “Confidential Information”). In the event that a party hereto is requested or required by Law, regulatory authority (including the NYSE) or other applicable judicial or governmental order to disclose any Confidential Information concerning any of the other parties hereto, such party shall, to the extent legally permissible, provide the other parties with sufficient advance written notice of such request or requirement and, if requested by another party hereto (at such other party’s sole expense) assist such other party in seeking a protective order or other appropriate remedy to limit or minimize such disclosure.

Section 9.2. Term. This Agreement shall be effective as of the date hereof and terminate upon the earliest of (a) a written agreement to that effect, signed by all parties hereto, (b) June 10, 2014 if the Closing has not occurred prior to such date and AIL shall have delivered a written notice to the Company and Yunfeng to terminate this Agreement, (c) the first date after the Closing Date on which AIL or Yunfeng ceases to hold any Ordinary Shares or other securities in the Company and (d) the date after the Closing Date on which the Company transfers all of the YF Youku Shares to Yunfeng in accordance with the terms hereof, provided that Sections 5.4(b), 5.5 and 9.1 shall remain in full force and effect and survive any termination of this Agreement pursuant to Section 9.2(c) or Section 9.2(d).

Section 9.3. Notices. Except as may be otherwise provided herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) Business Day after deposit with an internationally recognized overnight courier service; in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company or AIL:

Address:	c/o Taobao China Holding Limited
26/F, Tower 1, Times Square
1 Matheson Street, Causeway Bay, Hong Kong
Facsimile:	(852) 2215-5200
Attention:	Timothy A. Steinert, Esq.

with a copy (for informational purposes only) to:

Simpson Thacher & Bartlett
Address:	ICBC Tower, 35/F, 3 Garden Road
Hong Kong
Facsimile:	(852) 2869-7694
Attention:	Kathryn King Sudol, Esq.

If to Yunfeng:

YF Venus Ltd
Address:	c/o Suites 2201-03, 50 Connaught Road Central, Hong Kong
Facsimile:	(852) 2516-6993
Attention:	Huang Xin

with a copy (for informational purposes only) to:

Shearman & Sterling LLP
Address:	12th Floor, East Tower, Twin Towers
B-12 Jianguomenwai Avenue
Beijing, China 100022
Facsimile:	(8610) 6563-6001
Attention:	Lee Edwards

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.3 by giving the other party written notice of the new address in the manner set forth above.

Section 9.4. Entire Agreement. This Agreement (a) constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, together with the Transaction Documents, (b) amends, restates and replaces in its entirety the Prior Agreement and (c) supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof (other than, for the avoidance of doubt, the Transaction Documents).

Section 9.5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws thereunder other than New York General Obligations Law Section 5-1401.

Section 9.6. Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, including, but not limited to, any question regarding the breach, termination or invalidity thereof shall be finally resolved by arbitration in Hong Kong in accordance with the rules (the “ICC Rules”) of the International Chamber of Commerce in force at the time of commencement of the arbitration.

(a) The arbitral tribunal shall consist of three arbitrators. The arbitrators shall be appointed in accordance with the ICC Rules.

(b) The language to be used in the arbitration proceedings shall be English.

(c) Any arbitration award shall be (i) in writing and shall contain the reasons for the decision, (ii) final and binding on the parties hereto and (iii) enforceable in any court of competent jurisdiction, and the parties hereto agree to be bound thereby and to act accordingly.

(d) In the event a dispute is referred to arbitration hereunder, the parties hereto shall continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement.

(e) It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

Section 9.7. Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, which most nearly effects the parties’ intent in entering into this Agreement.

Section 9.8. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 9.9. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

Section 9.10. Construction. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 9.11. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile or “PDF” signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

Section 9.12. Specific Performance. The parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, the parties to this Agreement shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting any bond or other undertaking.

Section 9.13. Amendment; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by all the parties hereto. The observance of any provision in this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the party against whom such waiver is to be effective. Any amendment or waiver effected in accordance with this Section 9.13 shall be binding upon the Company, AIL and Yunfeng and their respective assigns. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

Section 9.14. Expenses. Except as expressly provided herein, each party will bear its own costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby.

Section 9.15. Share Purchase and Shareholders Agreement to Control. If, and to the extent that, there are inconsistencies between the provisions of this Agreement and those of the Memorandum and Articles, the terms of this Agreement shall control to the extent permissible under any applicable Law. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Memorandum and Articles so as to eliminate such inconsistency to the extent permissible under any applicable Law.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

ALI YK INVESTMENT HOLDING LIMITED

By:	/s/ Timothy A. Steinert
Name: Timothy A. Steinert
Title: Authorized Signatory

Yankee – Signature Page – A&R Share Purchase and Shareholders Agreement

ALIBABA INVESTMENT LIMITED

By:	/s/ Timothy A. Steinert
Name: Timothy A. Steinert
Title: Authorized Signatory

Yankee – Signature Page – A&R Share Purchase and Shareholders Agreement

YF VENUS LTD

By:	/s/ Huang Xin
Name: Huang Xin
Title: Director

Yankee – Signature Page – A&R Share Purchase and Shareholders Agreement